UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2018

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, Mark A. Stegeman, Senior Vice President and Chief Financial Officer of Turning Point Brands, Inc. (the “Company”), resigned from his positions, effective immediately. Mr. Stegeman’s resignation is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. In connection with Mr. Stegeman’s departure from the Company, the Company expects to enter into a release and severance agreement with Mr. Stegeman. The terms of the release and severance agreement are currently being finalized and will be included in a subsequent Current Report on Form 8-K.

On March 13, 2018, Robert M. Lavan was appointed as the Chief Financial Officer of the Company, assuming the responsibilities of principal financial officer. Mr. Lavan, age 35, has been serving as a consultant for the Company since January 2018. Before that, Mr. Lavan served as the Chief Financial Officer of General Wireless Operations, Inc. (“General Wireless”) from January 2017 until January 2018. From 2014 until Mr. Lavan’s appointment as Chief Financial Officer of General Wireless, Mr. Lavan served as an analyst for Standard General LP, a New York-based investment firm, and also served as Chairman of the Board of Directors of General Wireless. Mr. Lavan will continue serving as Chairman of the Board of Directors of General Wireless after his appointment as the Company’s Chief Financial Officer. Standard General LP owns General Wireless and is the majority shareholder of Standard Diversified Opportunities, Inc. (“SDOI”), the Company’s majority shareholder. From 2012 to 2013, Mr. Lavan served as a portfolio manager and analyst for J. Goldman & Co. LP and before that served as an analyst at SAC Capital and The Blackstone Group.

There are no arrangements or understandings between Mr. Lavan and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Lavan and any director or executive officer of the Company. Mr. Lavan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On March 13, 2018, the Company entered into an employment agreement with Mr. Lavan (the “Employment Agreement”). The Employment Agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days before the end of the applicable term. Pursuant to the Employment Agreement, Mr. Lavan is entitled to receive an annual base salary of $350,000, subject to adjustment by the board of directors. Mr. Lavan will be eligible to receive an annual bonus award and will participate in the Company’s other welfare and benefit plans made available to employees. In connection with Mr. Lavan’s relocation to the Louisville, Kentucky area, the Company will provide Mr. Lavan with certain relocation benefits, including reimbursement for moving expenses incurred and documented in accordance with the Company’s policies, along with a one-time cash payment in an amount equal to one-month’s salary.

If Mr. Lavan’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the Employment Agreement), Mr. Lavan will be entitled to the continued payment of his base salary for a period of 12 months after such termination of employment and a severance bonus equal to the average of the annual cash bonuses he received for the 24 months immediately preceding his termination of employment. If Mr. Lavan’s employment is either terminated by the Company without “Cause” or he resigns for “Good Reason” within the first year in his position or within one-year following a “Change of Control,” then Mr. Lavan will be entitled to the continued payment of his base salary for a period of 24 months after such termination of employment and a severance bonus equal to two times the average of the annual cash bonuses he received for the 24 months immediately preceding his termination of employment. The Company will also pay Mr. Lavan an amount equal to the cost of 12 months COBRA continuation coverage for Mr. Lavan and any dependents. Following his termination or resignation, Mr. Lavan would be subject to non-competition, non-solicitation, and non-disparagement covenants.

The foregoing is only a summary of certain terms of the Employment Agreement, which is qualified in its entirety by Exhibit 10.1 incorporated by reference herein.

Stock Option Agreement

Mr. Lavan entered into a Non-Qualified Stock Option Award Agreement with the Company on March 13, 2018, pursuant to which Mr. Lavan received a grant of 26,000 non-incentive stock options (the “Stock Options”), with 34% vesting on the date of the grant, 33% vesting on January 1, 2019, and 33% vesting on January 1, 2020, subject to Mr. Lavan’s continued employment through the applicable vesting date. The exercise price per share of the Stock Options is equal to the fair market value of the Company’s common stock on the grant date. The Stock Options were granted pursuant to the Company’s 2015 Equity Incentive Plan using the standard form of agreement previously filed by the Company.

The foregoing is only a summary of certain terms of the Non-Qualified Stock Option Award Agreement, which is qualified in its entirety by the standard form of Non-Qualified Stock Option Award Agreement that was previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 13, 2017, and incorporated by reference herein.

Appointment of new Chief Accounting Officer

On March 13, 2018, the Company also appointed Brian Wigginton as Vice President – Finance, Chief Accounting Officer. Mr. Wigginton, age 41, joined the Company in November 2016 as Vice President and Chief Accountant. Before joining the Company, Mr. Wigginton worked at GE Appliances from 2012 until 2016. Before GE Appliances, Mr. Wigginton worked as an Assurance Senior Manager at Ernst & Young LLP. Mr. Wigginton is a Certified Public Accountant and a graduate of the University of Kentucky.

There are no arrangements or understandings between Mr. Wigginton and any other persons pursuant to which he was selected as Chief Accounting Officer. There are also no family relationships between Mr. Wigginton and any director or executive officer of the Company. Mr. Wigginton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.           Regulation FD Disclosure.

On March 13, 2018, the Company issued a press release announcing Mr. Lavan’s appointment and Mr. Stegeman’s resignation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 13, 2018

10.1	Employment Agreement between Turning Point Brands, Inc. and Robert M. Lavan, dated March 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: March 19, 2018	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2018

10.1	Employment Agreement between Turning Point Brands, Inc. and Robert M.Lavan, dated March 13, 2018.